UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     February 15, 2008 (November 12, 2007)
Date of report (Date of earliest event reported)

COASTAL CAPITAL ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Georgia	000-29449	88-0428896
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
of incorporation or organization)		Identification No.)

300 Bull Street, Second Floor, Suite A Savannah, Georgia 31401

(Address of principal executive offices) (Zip Code)

(912) 944-2640
(Registrant's Telephone Number, Including Area Code)

EZ2 Companies, Inc. (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On November 12, 2007, Jeff Berkowitz resigned as the sole director and executive officer of the Company. Mr. Berkowitz was succeeded by D. Paul Graham, who was appointed the sole director effective November 12, 2007, and, effective November 13, 2007, Chief Executive Officer, President, Secretary and Treasurer of the Company to serve as such until his successor shall have been duly elected and qualified or until he shall have died, resigned or been removed in the manner provided in the Company’s bylaws. To the knowledge of the Board of Directors and executive officers of the Company, Mr. Berkowitz did not resign as a result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

     On December 14, 2007, the shareholders of the Company, by majority vote, elected the following persons as directors of the Company, to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified:

     D. PAUL GRAHAM, age 45, was appointed as a director of the Company by its Board of Directors on November 12, 2007.  He became the Company’s President, Chief Financial Officer and Secretary on November 13, 2007.

     Paul is the chief executive officer of Graham Capital Partners, LLC, a Georgia limited liability company with offices in Toronto, Atlanta and Savannah, providing merchant banking, advisory and turnaround services.  Paul is president of Toronto-based Graham Financial Corporation that provides corporate development services to privately held corporations with a tri-fold focus on business and strategic planning, merger and acquisition and financial advisory services, and corporate restructuring.  Paul is also president of Graham Corporate Growth, LLC a merchant banking and management-consulting firm based in Atlanta, Georgia focusing on transactions in the southeastern U.S.  In addition, Paul is the president and a director of Coastal Capital Partners, LLC, a Georgia limited liability company that owns or controls the Company’s Class A and Class B Preferred Stock and is a lender to the Company.

     Paul was educated at Lakehead University and York University in the disciplines of accounting and finance.  From 1985 to 1997, and prior to starting his own group of companies, he held numerous senior management positions for one of Canada’s largest privately held transportation companies.

     Paul has been involved on many levels of acquisitions and divestitures totaling over $150,000,000 in transaction value on both sides of the border.  In addition to multifaceted experience gained in the day-to-day operations of a diverse, privately-held holding company, various operational and financial experiences and responsibilities have included the funding and start up of a precision high tech CNC manufacturer in Western Canada that was one of the Canadian Profit 100 fastest growing companies in 1995; the funding and startup and subsequent sale of a real estate brokerage firm in Toronto; and the start up of a GDS computer reservation system for the European hotel market.

     JAMES REIMER, age 50, is the Chairman and has for more than two decades been a leader in various corporate sectors.  He is chairman and chief executive officer of James Reimer International Inc. (“JRI”), an international boutique firm with expertise in corporate strategy and negotiations, mergers and acquisitions, structured corporate finance, property development and foreign investment advisory.  With established offices in key global financial cities, JRI maintains its head office in Toronto, Canada, with satellite offices in Montreal, Atlanta, London and Casablanca.  JRI’s team includes some of the world’s finest strategists, negotiators and analysts in the financial marketplace, bringing the highest level of expertise to all its global activities.  JRI is currently active in projects and investments in Canada, the United States, Morocco, Turkey, and the Middle East.

     James has served as president and CEO of businesses ranging from a national award winning manufacturing company to a real estate brokerage firm.  He has also played a critical role in the direction of one of Canada’s premier transportation companies, Reimer Express World Corp.  As President of Reimer Express World Corp., James employed and led over 3,000 people.  Recognized as an industry leader, Reimer Express received Canada’s Award of Excellence for its international reputation providing transportation services throughout Canada and the U.S.  James subsequently spearheaded Reimer Express’s merger with a $3.5 billion U.S. Fortune 500 company.

     James’s extensive experience with multinational corporations, primarily in the area of mergers and acquisitions, has increasingly shifted the firm’s work into the international arena.  His global connections are an invaluable asset in the field of international trade, foreign investment and finance.

     MIKE OGIE, age 55, currently is the sole proprietor of Might As Well, Inc. located in Columbus, Georgia.  Might As Well is a wholesale and distributing company for large retail chains.  He is an active private investor, entrepreneur and philanthropist.  Prior to forming Might As Well, Mike served as the Sr. Vice President of National Sales and Marketing for Charbroil Grill.  Charbroil Grill is a wholly owned subsidiary of the W.C. Bradley Company.  He is a member of St. Luke United Methodist Church and has served in numerous positions on its Administrative Board.

     MARK LEWIS, age 40, is the President of Jet Set Sports, which is headquartered in Far Hills, New Jersey.  Jet Set Sports is one of the largest providers of tickets and hospitality packages for the Olympic Games, and the company is an official sponsor of the U.S. Olympic Committee (“USOC”).  Mark previously worked for Mitt Romney as the president of Olympic Properties of the United States, which was the marketing joint venture of USOC and the Salt Lake Olympic Committee responsible for raising all money related to the 2002 Olympic Winter Games.  Early in his career Mark also worked at the law firm of King & Spalding and the accounting firm of Ernst & Young.  Mark graduated from the University of Georgia’s School of Law in 1992 and the Terry College of Business (BBA, 1988).

     In January 2008, JOHN E. BOYLE was appointed as the Company’s Chief Financial Officer.  For the past two years he has been the Senior Business Analyst with Graham Capital Partners, LLC.  In this role, he has provided investment banking and business advisory services to small and midsize companies in the manufacturing, transportation, and business services industries. John blends fiscal responsibility with a CFO’s experience in guiding entities through all facets of the management of their financial operations.  In addition to his role with Graham Capital Partners, John also serves as the Chief Financial Officer of OSM Partners, LLC, a manufacturer of tubing and welded assemblies for the aerospace industry, which was acquired by the Graham Group Of Companies in 2005.

     John’s 18 years financial management experience includes positions as Chief Financial Officer at a number of midsize transit agencies in the Southeastern United States.  His accountability in these roles included financial oversight for all accounting, finance, budgeting, and strategic planning for entities with budgets exceeding $50 million annually.

     John is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants.  He holds a Bachelor of Arts degree in Accounting from North Carolina State University.

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

     Name Change

     Effective December 24, 2007, the Company, by the filing with the State of Nevada of a Certificate of Amendment to its Articles of Incorporation, changed its name from EZ2 Companies, Inc. to Coastal Capital Acquisition Corp. This name change was previously approved by the requisite vote of the Company’s shareholders on December 14, 2008.

     Change of Domicile

     Effective January 16, 2008, the Company, by the filing of a Certificate of Conversion with the State of Georgia, changed its domicile from Nevada to Georgia. In connection with the change of domicile, the Company filed new Articles of Incorporation which provides for authorized capital consisting of 505,000,000 shares of stock, of which 5,000,000 shares are “blank check” Preferred Stock, $.001 par value per share, and 500,000,000 shares are Common Stock, $.001 par value per share. The Articles of Incorporation also expressly ratify the prior authorization by the Company’s directors in 2005 of Series A and Series B Preferred Stock.  The change of domicile and adoption of the new Articles of Incorporation were previously approved by the requisite vote of the Company’s shareholders on December 14, 2007. In connection with the change of domicile, the Nevada corporation, EZ2 Companies, Inc., was formally dissolved in the State of Nevada with the filing of a Certificate of Dissolution on January 24, 2008.

Item 8.01  Other Events.

     Change of Address and Telephone Number

     In connection with its change of domicile, the address of the Company’s principal offices has been changed to: 300 Bull Street, Second Floor, Suite A, Savannah, GA  31401 and its telephone number has been changed to: (912) 944-2640.

     Change of Trading Symbol

     In connection with the Company’s name change to Coastal Capital Acquisition Corp., its over-the-counter trading symbol has been changed from EZTO to CCAJ.

     New CUSIP Number

     In connection with the Company’s name change, it has been assigned a new CUSIP number, 190426106.

Item 9.01  Financial Statements and Exhibits

     (d) Exhibits

     3.1  Georgia Certificate of Conversion and Articles of Incorporation

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2008

Coastal Capital Acquisition Corp. By: /s/ D. Paul Graham Name: D. Paul Graham Title: President, CEO